SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant |x|
Filed by a Party other than the Registrant |_|
Check the appropriate box:

|_|  Preliminary Proxy Statement

|x|  Definitive Proxy Statement

|_|  Definitive Additional Materials

|_|  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12



                             Motor Club of America
               -----------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                             Motor Club of America
                    ---------------------------------------
                    (Name of Person Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

|x| $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

|_| $500 per each party to the controversy pursuant to Exchange Act
    Rule 14a-6(i)(3).

|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:
       -----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:
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    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
       -----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:
       -----------------------------------------------------------------------

|_| Check box if any part of the fee is offset as provided by Exchange  Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:
    ---------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
    ---------------------------------------------------------------------------
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    ---------------------------------------------------------------------------
     4) Date Filed:
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


                             MOTOR CLUB OF AMERICA
                               484 CENTRAL AVENUE
                            NEWARK, NEW JERSEY 07107





                                     [LOGO]




                         ------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  June 7, 1995
                         ------------------------------

TO THE HOLDERS OF COMMON STOCK OF MOTOR CLUB OF AMERICA:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Motor Club of America (the Company) will be held at the principal office of the Company, 484 Central Avenue, Newark, New Jersey, on Wednesday, June 7, 1995, at 10:00 o'clock A.M. (Newark Time), for the following purposes:

          1. To elect eight (8) directors of the Company to hold office until the 1996 Annual Meeting of Stockholders and until their successors shall have been duly elected and qualified; and

          2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on April 27, 1995, as the record date for the determination of the holders of Common Stock entitled to notice of and to vote at the meeting

     If you cannot be present in person, your management would greatly appreciate your filling in, signing and returning the enclosed proxy, in the envelope provided for the purpose, in time to arrive no later than June 6, 1995. Any proxy not received by that date may arrive too late to be voted at the meeting.

                                      By Order of the Board of Directors


                                                PETER K. BARBANO
                                                    Secretary


Dated:  Newark, New Jersey
        May 4, 1995

                             MOTOR CLUB OF AMERICA
                               484 CENTRAL AVENUE
                            NEWARK, NEW JERSEY 07107

                               -----------------

                                PROXY STATEMENT

                               -----------------

                         Annual Meeting of Stockholders
                                  June 7, 1995

                               -----------------

     This statement is furnished in connection with the solicitation of proxies by the management of MOTOR CLUB OF AMERICA for use at the 1995 Annual Meeting of Stockholders to be held on June 7, 1995, and at any and all adjournments thereof. The Board of Directors has selected the close of business on April 27, 1995 as the record date, for purposes of determining shareholders entitled to notice of, and entitled to vote at the Annual Meeting, and this proxy statement is being mailed to such shareholders on or about May 4, 1995. On the record date, there were 2,043,004 shares of Common Stock of the Company outstanding, all of the par value of $.50 per share and each entitled to one vote on any matter to be voted on at the meeting.

     Other than the election of directors, which requires a plurality of the votes cast, each matter to be submitted to the stockholders requires the affirmative vote of a majority of the votes cast at the meeting. For purposes of determining the number of votes cast with respect to a particular matter, only those cast "For" or "Against" are included. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the meeting.

     If the enclosed form of proxy is properly executed and returned in time to be voted at the meeting, the shares represented thereby will be voted. The attendance at the meeting by any stockholder who has previously given a proxy will not have the effect of revoking the proxy; however, any such stockholder may vote in person by delivering written notice of revocation of the proxy to the Secretary of the Company prior to the exercise of the proxy.

Election of Directors

     At the meeting eight directors are to be elected to hold office until the 1996 Annual Meeting of Stockholders, and until their successors have been duly elected and qualified. It is the intention of the persons named in the enclosed form of proxy to vote the shares represented thereby for the election of the following nominees as directors of the Company. Each of the nominees is a member of the Board of Directors of the Company. The principal occupations of Messrs. Galatin, Fried, Lobeck, McWhorter, Pratt and Swanner for the last five years appear below; Messrs. Gilbert and Haveron devote substantially all of their business time to the affairs of the Company or one or more other companies in the Motor Club of America Group, and have been active in the business of one or more companies in the Motor Club of America Group for more than five years. Should any of these nominees be unable or unwilling to accept nomination or election for any presently unknown reason, it is the intention of the persons named in this proxy to vote for such other person or persons as the management of the Company may nominate.


                                                                                                                Common Stock of the
                                                                                                                   Company Owned
                                                                                                                  Beneficially at
                                                                                                                   March 31, 1995
                                                                                                              ----------------------
                                                                                    Years in Which
                                                                                   Nominee Has Served          Number
                                                                                  as Director of This            of          Percent
   Name and Age                             Principal Occupations                Company (Inclusive)(A)       Shares(B)     of Class
   ------------                             ---------------------                ----------------------       ---------     --------
Archer McWhorter, 73 .....  Chairman of the  Board  of Directors of Companies in        1986-1995              301,635        14.76
                              the Motor Club of America Group;  President of the
                              Company;  consultant  (to 1994) of Thrifty Rent-A-
                              Car System,  Inc. (Thrifty), a car rental company;
                              Director (to November  1992) of Baggage, Inc.,  an
                              airline  service and  security  company; President
                              of Acceptance, Inc., a finance company; from April
                              1995, one-third owner of NCR Acquisition  Corpora-
                              tion  (NCR),  which  entered agreement to purchase
                              National Car Rental,  a car rental company

Stephen A. Gilbert, 56(C)   Executive Vice President, General Counsel and  Chief        1984-1995               10,500          .51
                              Operating  Officer  of the  Company;  President of
                              Companies in the Motor Club of America Group

Robert S. Fried, 65(C) ...  Retired  Senior  Vice  President  (to  May  1992) of        1956-1995                1,000          .05
                              Companies in the Motor Club of America Group

William E. Lobeck, Jr., 55  President of The Numbered Car Co., a car dealership,        1986-1995              289,601        14.18
                              and Chairman of Environmental  Fuels Technologies,
                              L.L.C., a  distributor of  automotive  alternative
                              fuel systems and supplier of fueling equipment; to
                              February 1993: President of Pentastar  Transporta-
                              tion Group, Inc., Chairman  of the Board of Dollar
                              Rent A Car  Systems, Inc. and  Snappy  Car Rental,
                              Inc., car rental companies; President (to 1993) of
                              Thrifty; from April 1995, one-third owner of NCR

James D. Pratt, 54 .......  Chairman of the Board of Italix  Management Corpora-        1986-1995               26,833         1.31
                              tion;  Chief  Executive  Officer of  Alpha-Century
                              Aviation, Inc., an  aviation  company; Vice  Pres-
                              ident of Copra Media  Productions, Inc.,  a  media
                              production company

Alvin E. Swanner, 66 .....  Vice  Chairman  of  the  Board (to December 1993) of        1986-1995              301,634        14.76
                              Companies  in  the  Motor  Club  of America Group;
                              consultant  (to  1994)  of  Thrifty; President (to
                              1993) of Swanner & Associates,  Inc., a car rental
                              company;  President of  Chateau, Inc., a golf  and
                              country club,  and  Chateau  Development  Company,
                              Inc., a development company; from April 1995, one-
                              third owner of NCR

Malcolm Galatin, 55 ......  Professor of Economics, The City College of The City        1987-1995                  --           --
                              University of New York

Patrick J. Haveron, 33 (C)  Vice  President  and Chief Financial Officer of Com-        1994-1995                  600          .03
                              panies  in  the   Motor  Club  of  America  Group;
                              Treasurer  of  Motor  Club  of  America  Insurance
                              Company and subsidiary

     Following is stock ownership information of officers of the Company who are listed in the compensation tables that follow, but who are not included in the Director tabulations above.


                                                                      Common Stock of the
                                                                  Company Owned Beneficially
                                                                       at March 31, 1995
                                                                   -----------------------
                                                                   Number of       Percent
       Name                              Title                     Shares (B)     of Class
       ----                              -----                     ----------     --------
George B. Myers, 68 ...........    Vice President--Claims              --             --
Myron Rogow, 52 ...............    Vice President--Underwriting        --             --

- - --------------
(A)  Includes years during any portion of which the nominee served as director.

(B) As reported to the Company by the named persons. The nature of beneficial ownership for shares shown in this Proxy Statement is sole voting and investment power, except 2,000 shares owned by two trusts, of which Mr. Lobeck is the trustee.

(C)  Member of Finance Committee.

     The following table sets forth the number of outstanding shares of Common Stock of the Company beneficially owned, directly or indirectly, by persons known to the Company to be a beneficial owner of more than five percent of such stock at March 31, 1995.



                                                                                     Shares
                                                                                  Beneficially           Percent
                           Name and Address                                           Owned             of Class
                           ----------------                                       ------------          --------
Archer McWhorter .........................................................           301,635              14.76
   1600 Smith Street
   Houston, Texas 77002

William E. Lobeck, Jr. ...................................................           289,601              14.18
   1132 South Lewis
   Tulsa, Oklahoma 74104

Alvin E. Swanner .........................................................           301,634              14.76
   28 Chateau Haut Brion Street
   Kenner, Louisiana 70065


     The following table shows the number of outstanding shares of equity securities in the Company beneficially owned at March 31, 1995, by all 16 directors and officers of the Company as a group:


                                                                                     Shares
                                                                                  Beneficially           Percent
                            Title of Class                                            Owned             of Class
                            --------------                                        ------------          --------
Motor Club of America Common Stock (par value $.50 per share) ..................     933,803              45.71

     One of the Company's insurance subsidiaries, MCA Insurance Company (MCAIC) was declared insolvent on October 23, 1992 as a result of claims of Hurricane Andrew, which struck the South of Florida coast on August 24, 1992. The Company wrote off in 1992 its investment in MCAIC and its subsidiaries, Property-Casualty Company of MCA and Fairmount Central Urban Renewal Corporation. The directors and executive officers of the Company, with the exception of Malcolm Galatin, were directors and executive officers of MCAIC.

Committees of the Board

     The Executive Committee serves as a policy-making and supervisory body for all operations of the Company, has all the eligible powers of the Board of Directors between meetings of the Board and also acts as the nominating committee. Shareholders who wish to suggest nominees for director should write to the Secretary of the Company at 484 Central Avenue, Newark, New Jersey 07107, stating in detail the qualifications of such persons for consideration by the Committee.

     The   Compensation   and   Evaluation   Committee   administers   executive
compensation and bonus plans; it met two times during 1994.

     The Stock Option Plan Committee administers the 1987 and 1992 Stock Option Plans and met one time during 1994.

     The Executive and Stock Option Plan Committees are comprised of Archer McWhorter, William E. Lobeck, Jr. and Alvin E. Swanner. The Compensation and
Evaluation  Committee  is  comprised  of  William  E.  Lobeck,  Jr. and Alvin E.
Swanner.

     The Audit Committee, which is comprised of Malcolm Galatin, Robert S. Fried and James D. Pratt, assesses the Company's risk of fraudulent financial reporting and management's program to monitor compliance with the code of corporate conduct, participates in the recommendation of independent public accountants and reviews the audit plans of the internal auditor and independent public accountants. The Audit Committee met three times during 1994.

     The Board of Directors of the Company met on seven occasions during 1994.

     During 1994, none of the incumbent directors attended less than 75% of the aggregate of (1) the total number of meetings of the Board ( held during the period for which he has been a director) and (2) the total number of meetings of all committees of the Board on which he served (during the period that he served).

Directors' Compensation

     Each non-employee director receives $1,000 per month from Companies in the Motor Club of America Group. Directors who are also employees do not receive any amount, in addition to their compensation, for being directors. Each member of the Executive Committee receives $4,000 per month from Companies in the Motor Club of America Group; and each non-employee member of the Audit and Finance Committee receives $250 per meeting.

Executive Compensation Tables

     The following tables provide information about executive compensation.

                           SUMMARY COMPENSATION TABLE

     The following table sets forth information about the compensation of the chief executive officer and each of the four most highly compensated executive officers of the Company for services in all capacities to the Company and its subsidiaries.


                                                                                   Long Term
                                                                                 Compensation
                                                     Annual Compensation           Award (2)
                                                   ------------------------      -------------
           (a)                        (b)            (c)             (d)              (e)              (f)
                                                                                  Securities
                                                                                  Underlying        All Other
                                                                                   Options/          Compen-
   Names and principal                              Salary         Bonus (1)        SAR's (3)       sation (4)
        Position                     Year            ($)             ($)              (#)              ($)
   -------------------               ----          -------         ---------      -----------       ----------
Archer McWhorter ...............     1994           60,000               0               0               0
   Chairman of the Board             1993           78,000               0               0               0
   and President                     1992           78,000               0               0               0

Stephen A. Gilbert
   Executive Vice President          1994          155,000          85,209               0           6,930
   General Counsel and               1993          155,000          30,000           7,500           4,497
   Chief Operating Officer           1992          155,000               0          10,000           3,425

Myron Rogow ....................     1994          125,000          34,359               0           3,354
   Vice President--                  1993          125,000          15,000           3,750           4,200
   Underwriting                      1992          117,775               0           5,000           1,702

George B. Meyers ...............     1994          100,000          27,487               0           3,311
   Vice President--                  1993          100,000          12,500           3,750           3,375
   Claims                            1992           96,911               0           5,000           2,258

Patrick J. Haveron .............     1994          105,000          57,722               0           2,780
   Vice President and Chief          1993           90,000          17,500           3,750           3,242
   Financial Officer                 1992           89,064               0           5,000           1,863

- - --------------
(1) Bonus amounts shown were earned with respect to the year indicated but may have been paid in the following year.

(2) The Company does not have a restricted stock award plan or a long term incentive award plan other than certain stock option plans.

(3) Amounts shown represent the number of stock options granted each year; there are no stock appreciation rights.

(4) Amounts shown represent Company contributions for the account of each named executive officer under the 401(k) Plan, a tax-qualified defined contribution plan open to all salaried employees of the Company and certain subsidiaries upon completion of one year of service.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

     There were no grants of options in 1994.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION SAR VALUES

      The following table provides information as to options exercised by each of the named executive officers of the Company during 1994 and the value of options held by such officers at year end measured in terms of the closing price of the Company Common Stock on December 31, 1994.



         (a)                                   (b)           (c)                   (d)                           (e)
                                                                            Number of Securities
                                                                           Underlying Unexercised           Value of Unexercised
                                               Shares                      Options/SAR's at Fiscal       In-the-Money Option/SAR's
                                              Acquired        Value            Year-End (2)(#)          at Fiscal Year-End(2),(3)($)
                                            on Exercise   Realized (1)  ----------------------------    ----------------------------
        Name                                    (#)           ($)       Exercisable    Unexercisable    Exercisable    Unexercisable
        ----                                -----------   ------------  -----------    -------------    -----------    -------------
Archer McWhorter (4) .....................      N/A            N/A            N/A            N/A              0              0
Stephen A. Gilbert .......................        0              0         12,500          5,000            938              0
Myron Rogow ..............................        0              0          6,250          2,500            469              0
George B. Meyers .........................        0              0          6,250          2,500            469              0
Patrick J. Haveron .......................        0              0          6,250          2,500            469              0

- - --------------
(1)  No stock options were exercised in 1994.

(2)  No SAR's have ever been issued.

(3) The values shown equal the difference at December 31, 1994 between the exercise price of unexercised in-the-money options and the closing market price of the underlying Common Stock. Options are in-the-money if the fair market value of the Common Stock exceeds the exercise price of the option.

(4)  Mr. McWhorter does not have any Company stock options.

             LONG TERM INCENTIVE PLANS--AWARDS IN LAST FISCAL YEAR

     The Company does not maintain any Long Term Incentive Plans other than stock option plans previously disclosed.


                      STOCKHOLDER RETURN PERFORMANCE GRAPH

     Set forth on the following page is a line graph comparing the cumulative total stockholder return on the Company's Common Stock against the cumulative total return of the Center for Research in Security Prices at The University of Chicago Graduate School of Business (CRSP) Index for NASDAQ Stock Market (United States Companies) and the CRSP Index for NASDAQ Fire, Marine & Casualty Insurance for the period of five years commencing December 29, 1989 and ending December 30, 1994. The graph and table assume that $100 was invested on December 29, 1989 in each of the Company's Common Stock, the CRSP Index for the NASDAQ Stock Market (United States Companies) and the CRSP Index for the NASDAQ Fire, Marine & Casualty Insurance. This data was furnished by CRSP.

             Comparison of Five Year-Cumulative Total Years Returns

                             Performance Graph for

                             MOTOR CLUB OF AMERICA






  [THE FOLLOWING PARAGRAPH WAS REPRESENTED BY A GRAPH IN THE PRINTED MATERIAL]







                Motor Club             CSRP Index for             CSRP Index for
  Date          of America          Nasdaq Stock Market            Nasdaq Stocks
  ----          ----------          -------------------           --------------
12/29/89          100.0                    100.0                      100.0
12/31/90           55.6                     84.9                       95.6
12/31/91           73.9                    136.3                      135.7
12/31/92           16.0                    158.6                      182.5
12/31/93           32.0                    180.9                      188.6
12/30/94           35.2                    176.9                      181.9

                             Executive Compensation

Report of the Compensation and Evaluation Committee and Stock Option Plan Committee on Executive Compensation

     The Compensation and Evaluation Committee was charged by the Board of Directors with administering salaries and other compensation for executive officers. The Stock Option Plan Committee administers the Company's incentive stock option programs. For the purposes of insuring continuity in the application of the Company's compensation philosophy, both Committees (hereinafter referred to as the Committee) have identical membership, with Mr. McWhorter also being a member of the Stock Option Plan Committee.


COMPENSATION PHILOSOPHY

     There are several guiding principles of the Committee in performing its functions. The Company's compensation philosophy is to provide a competitive salary and other remuneration tied to Company performance against operating goals in order to attract and retain quality insurance executives. Stock options are provided to executives to offer additional incentive compensation commensurate with Company performance.

     The Committee believes this compensation philosophy properly balances its executives' incentives to provide short-term operating performance.

     The Company's radically changed financial circumstances directly affect the application of this philosophy. While the structure of the philosophy remains intact, the Company's return to financial health is the preeminent concern of the Committee, and all compensation decisions derive from this concern.

COMPONENTS OF EXECUTIVE COMPENSATION

      The Company's executive compensation program consists of: (i) an annual salary, (ii) a short-term incentive in the form of participation in the Annual Incentive Program and (iii) a long-term incentive in the form of stock options.

Salary

     The Committee believes the Company has attracted executive officers with talent and expertise which exceed the Company's current operating environment and market scope. The wealth of talent and expertise has enabled the Company to survive the extraordinary regulatory and operating circumstances which have beset it in recent years. Accordingly, these executive officers are paid an annual salary which is commensurate with their industry expertise, functional expertise and value in the insurance marketplace.

     Historically, many factors have been used to determine annual salary increases. Such factors include Company performance, the Company's operating plan and objectives thereunder, individual performance, Company performance in relation to the industry, and the regulatory environment in which the Company operates. In addition, exceptional performance by an individual, whether or not it has a direct impact on Company performance, is taken into account in setting salary increases.

     During recent years, the Company has in general employed a cap on the maximum increase any employee, including executive officers, may receive over the previous year's salary. The Company has utilized this strategy in order to control its expenses.

     In order to control expenses further and assist with the Company's financial recovery, the Committee eliminated all salary increases for calendar year 1993, including executive officers' salaries; for calendar year 1994 and 1995, the Committee has eliminated virtually all salary increases for key and executive officers. The Committee does not believe these salary actions will be detrimental to the Company's long-term prospects. The Committee further believes that total compensation for executives and key officers should primarily be determined by Company performance and that the Annual Incentive Program (AIP) should be the featured additional remuneration component for these individuals, as opposed to salary.


Stock Options

     Stock options are granted as a means of providing executive officers and key employees long term benefits and incentives from an improvement in Company share performance. The options are granted at the market value of the stock on the date of grant. Thus, the options gain value only to the extent the stock price exceeds the option price during the life of the option. Options are awarded in a manner which maintains the executive's focus on long-term share performance.

      The Committee is of the opinion that it would be in the Company's best interests if such options continue to be granted. Many of the principal competitors of the Company have adopted and now have in operation stock option plans. The plans are used as incentive devices by corporations which wish to attract new management , to convert their officers into "partners" by giving them a stake in the business, to retain the services of executives who might otherwise leave and to give their employees generally a more direct interest in the success of the corporation. The Committee believes that executives are more attuned to the concerns of shareholders if they participate in the ownership function; stock options are a method of providing such an opportunity to participate.

Annual Incentive Program

     The Company also offers an AIP which provides incentive compensation tied to the profitability of the Company against a performance factor which is derived from the Company's calendar year Budget and Profit Plan. The Compensation Committee selected participants in the 1994 AIP who perform functions which directly affect the ability of the Company to meet its business and performance objectives.

     Under the 1994 AIP, because income before Federal income taxes for the year was within a specific range as compared to the performance factor, bonuses of varying percentages of salary, adjusted to reflect individual performance, have been paid to the participants, including executive officers, during 1995.

     The Committee reserves the right to withdraw the AIP in total or an executive's participation in the AIP at any time. The Committee has established an AIP for 1995 and its terms and performance factor are effective only for 1995.

     The 1995 AIP will offer incentive compensation tied to the profitability of the Company against a performance factor which is derived from the Company's calendar year Budget and Profit Plan. The Compensation Committee selected participants in the 1995 AIP who perform functions which directly affect the ability of the Company to meet its business and performance objectives.

     Under the 1995 AIP, if income before Federal income taxes for the year is within a specific range as compared to the performance factor, bonuses of varying percentages of salary, adjusted to reflect individual performance, will be paid to participants during 1996.

     Archer McWhorter does not participate in any AIP. The executive officers named in the Summary Compensation Table are participating in the AIP in 1995.


CHIEF EXECUTIVE OFFICER AND OTHER COMPENSATION

      Other than compensation received as a result of his position as a director of the Company, Archer McWhorter, the Chairman of the Board and President, does not receive any compensation nor is it presently contemplated that Mr. McWhorter receive any other compensation. The Committee believes this approach will contribute to the Company's financial recovery. The function which Mr. McWhorter performs as chief executive officer can thus enhance Company performance without increasing Company expenses or reducing the Company's operating results and performance. Accordingly, there were no factors or criteria upon which Mr. McWhorter's compensation is based.


      William E. Lobeck, Jr.                             Alvin E. Swanner


   Compensation and Evaluation Committee Interlocks and Insider Participation

     William E. Lobeck, Jr. and Alvin E. Swanner, who are members of the Compensation and Evaluation Committee and the Stock Option Plan Committee, were paid director's fees and certain expenses of $136,530 and $60,000, respectively, during 1994. There are no Compensation and Evaluation Committee interlocks.


Retirement Plan and Certain Transactions

     In 1954,  the Company  established an Employees'  Retirement  Plan (Pension
Plan), which as amended covers employees with one year's service and provides annual retirement benefits based on salary and length of service to companies in the Motor Club of America Group. The Pension Plan was amended as of January 1992 to suspend benefit accruals. The trustees of the Pension Plan, which is non-contributory, are Robert S. Fried, Stephen A. Gilbert and Patrick J. Haveron.

     The trustees have purchased guaranteed investment group annuity contracts and United States Government obligations to fund Pension Plan benefits.

     The annual Pension Plan benefits payable upon retirement at or after the normal retirement age of 65 consist of an amount equal to the sum as of January 1992 of:

          (a) 11/2% of the first $12,000 of an employee's average annual compensation plus 21/4% in excess of $12,000, multiplied by the employee's years of plan participation prior to January 15, 1983; and

          (b) For each plan year  after  January  15,  1983,  13/4% of the first
     $13,200 of the employee's annual compensation plus 23/4% in excess of $13,200.

     Early retirement is available at age 55 with 15 years of service. A participant's Pension Plan benefits become 100% vested after five years of service. Pension Plan amounts are not subject to deductions for Social Security benefits or other offset amounts.

     The following table sets forth certain information relating to the Pension Plan with respect to the four most highly compensated executive officers of the Company who are participants in the Pension Plan (Archer McWhorter is not a participant in the Pension Plan):



                                           Estimated Annual         Latest Remuneration       Credited Years
         Name                             Benefit at Age 65        Covered by the Plan (1)    of Service (1)
         ----                             -----------------        -----------------------    ---------------
   Stephen A. Gilbert ...............         $52,650                    $175,000                    24
   Myron Rogow ......................           9,500                     113,950                     4
   George B. Meyers .................          35,000                      92,700                    41
   Patrick J. Haveron ...............           4,950                      79,500                     4

- - --------------
(1)  As of January 1992 when Pension Plan accruals were suspended.

     The only director or executive officer, or member of the immediate family, whose aggregate indebtedness during 1994 to Companies in the Motor Club of America Group exceeded $60,000 at any one time, was Dante Bediones, brother of Norma Rodriguez. The largest aggregate amount of such indebtedness during 1994 was $73,751. The aggregate amount of indebtedness at January 1, 1995 was $69,275, secured by a first mortgage made November 1985, on improved real estate, bearing interest at the rate of 9% per annum.

Other Business

     The management of the Company knows of no other matters which may be presented at the meeting. However, if any matter not now known should come before the meeting, it is intended that the persons named in the enclosed form of proxy, or their substitutes, will vote the shares represented by them in accordance with their judgment on such matter.

Financial Statements Available

     A copy of the Annual Report of the Company for 1994, which contains financial statements audited by the Company's independent public accountants, is being sent to all stockholders with this proxy statement.

     A copy of the Company's 1994 Annual Report on Form 10-K filed with the Securities and Exchange Commission is available without charge upon written request to the Chief Financial Officer of the Company, 484 Central Avenue, Newark, New Jersey 07107.

Relationship with Independent Public Accountants

     The Board of Directors has selected the firm of Coopers & Lybrand L.L.P. as the Company's principal independent public accountant for the year of 1995. One or more members of this firm will attend the Annual Meeting, will have the opportunity to make a statement if they so desire and will be available to answer questions that may be asked by stockholders.

Proposals of Stockholders

     In order for proposals of stockholders to be included in the proxy materials for presentation at the 1996 Annual Meeting of Stockholders, such proposals must be received by the Company no later than March 5, 1996.

Cost of Solicitation

     The costs of the meeting, including the solicitation of proxies, will be borne by the Company. Proxies will be solicited by mail, and may also be solicited, without extra compensation, by certain directors, officers and regular employees of the Company, by mail, telephone, telegraph, telecopy or personally. Arrangement will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of stock held of record by such persons, and the Company may reimburse them for reasonable out-of-pocket expenses incurred by them in doing so.

     If you cannot be present in person, your management would greatly appreciate your filling in, signing and returning the enclosed proxy, in the envelope provided for the purpose, in time to arrive not later than June 6, 1995. Any proxy not received by that date may arrive too late to be voted at the meeting.


                                          By Order of the Board of Directors


                                                    PETER K. BARBANO,
                                                       Secretary

Dated:  Newark, New Jersey
        May 4, 1995

                                                                      APPENDIX A


                                 PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

    [LOGO]                                       MOTOR CLUB OF AMERICA
                                                        for the
                                      Annual Meeting of Stockholders June 7, 1995

PROXY: ARCHER McWHORTER,  ALVIN E. SWANNER,  WILLIAM E. LOBECK, JR. AND STEPHEN A. GILBERT,  and each of them are hereby appointed as attorneys and proxies, with full power of substitution, to represent and to vote all stock of MOTOR CLUB OF
AMERICA (the Company) in the name of the undersigned, as fully and effectively as the undersigned could do if personally present,  at the Annual Meeting of  Stockholders  of the Company,  to be held at the office of the Company,  484 Central
Avenue, Newark, New Jersey 07107, on June 7, 1995 at 10 o'clock A.M. (Newark Time), and at any adjournment thereof, upon the matters set forth in the Proxy Statement,  which has been received by the  undersigned,  as indicated on the reverse side hereof,  and in their  discretion in the transaction of such other business as may properly come before the meeting or any adjournment thereof.

               (Please mark, sign and date the reverse side and return promptly in the envelope provided)





Election of directors (Mark Only One Box).

Nominees: A. McWhorter, S.A. Gilbert, R.S. Fried, M. Galatin, W.E. Lobeck, Jr., J.D. Pratt, A.E. Swanner, P.J. Haveron

[ ]   Vote FOR all nominees listed above and recommended by the Board of
      Directors, EXCEPT vote withheld from the following nominees (if any):     [ ] Vote WITHHELD from all nominees.

..........................................................................

                                                                                If no  indication  is made,  the proxies
                                                                                shall  vote  FOR  the  election  of  the
                                                                                director  nominees.

                                                                                Please sign here personally,  exactly as
                                                                                your name appears  hereon.  Joint owners
                                                                                must both sign.

                                                                                DATED                                  19
                                                                                      ---------------------------------   --

                                                                                SIGNED
                                                                                      --------------------------------------

                                                                                SIGNED
                                                                                      --------------------------------------